Exhibit 99.1

Extreme Networks to Acquire Data Center Business Directly from Brocade Communications Systems

Transaction Expected To Close Within 30 Days

SAN JOSE, Calif., October 3, 2017 – Extreme Networks, Inc. (NASDAQ: EXTR) today announced that it has signed an asset purchase agreement with Brocade Communications Systems, Inc. (NASDAQ: BRCD) to purchase the company’s Switching, Routing and Analytics (SRA) data center business for substantially the same terms as the previously announced agreement between Extreme and Broadcom. The transaction is expected to close within 30 days and is subject to the satisfaction or waiver of customary closing conditions.

“We expect this agreement directly with Brocade to accelerate our ability to close our acquisition of the data center business,” said Ed Meyercord, President and CEO of Extreme Networks. “This is a very positive development for all stakeholders, but especially for customers, partners and employees of Brocade’s data center networking business. Given all of the work that has gone into our business integration planning and our proposed product roadmap, Extreme is now poised to bring this deal over the finish line.”

The acquisition of Brocade’s data center networking business will strengthen Extreme’s position in the networking market and expands the company’s state-of-the-art portfolio of data center, core, campus and edge networking solutions. As part of the transaction, Extreme will acquire customers, personnel and technology assets from Brocade, further solidifying Extreme as a top solution provider for enterprises in its target verticals of education, hospitality, healthcare, retail, transportation and logistics, manufacturing and government.

“We are pleased to move forward with an agreement to directly divest our data center networking business to Extreme,” said Lloyd Carney, CEO of Brocade. “We believe this decision will position the business for continued success, and is in the best interests of our shareholders, customers, partners and employees aligned with the business. Extreme’s complementary portfolio of products, coupled with its planned continued investment into our roadmap and its commitment to continued support of our products, make it a great fit for our business and a positive outcome for our stakeholders.”

Purchasing the data center networking asset directly from Brocade does not impact Extreme’s strategic partnership with Broadcom, which will continue uninterrupted. Extreme continues to anticipate the transaction will be accretive to cash flow and earnings for its fiscal year 2018, which began on July 1, and expects to generate over $230 million in annualized revenue from the acquired assets.

Additional Resources

•	Extreme Acquisitions & Integrations Page

•	Extreme Brocade SRA Acquisition Announcement

Forward Looking Statements

Except for the historical information contained herein, the statements in this release, including those concerning Extreme’s acquisition of the Brocade assets, its business outlook, future financial and operating results, and overall future prospects are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to successfully close on and integrate the Brocade networking business into the current Extreme business; failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect Extreme’s business and financial results is included in Extreme’s filings with the U.S. Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors.” Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

About Extreme Networks

Extreme Networks, Inc. (EXTR) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to data center, on premise or through the cloud, we go to extreme measures for our customers in more than 80 countries, delivering 100% insourced call-in technical support to organizations large and small, including some of the world’s leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare and manufacturing. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme’s website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. Other trademarks are the property of their respective owners.

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Extreme Networks

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